            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.
--------------------------------------------------------------------------------

                                GIVE THE SOCIAL
     FOR THIS TYPE OF ACCOUNT:  SECURITY NUMBER OF --
                                GIVE THE EMPLOYER
     FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION NUMBER OF --

--------------------------------------------------------------------------------

1.   An individual's account    The individual
2.   Two or more individuals    The actual owner of the
     (joint account)            account or, if combined
                                funds, the first individual
                                on the account(1)
3.   Husband and wife (joint    The actual owner of the
     account)                   account or, if joint funds,
                                either person(1)
4.   Custodian account of a     The minor(2)
     minor (Uniform Gift to
     Minors Act)
5.   Adult and minor (joint     The adult or, if the minor
     account)                   is the only contributor, the
                                minor(1)
6.   Account in the name of     The ward, minor, or
     guardian or committee for  incompetent person(3)
     a designated ward, minor,
     or incompetent person
7.   a. The usual revocable     The grantor-trustee(1)
        savings trust account
        (grantor is also
        trustee)
     b. So-called trust         The actual owner(1)
     account that is not a
        legal or valid trust
        under State law
8.   Sole proprietorship        The Owner(4)
     account
9.   A valid trust, estate, or  Legal entity (Do not furnish
     pension trust              the identifying number of
                                the personal representative
                                or trustee unless the legal
                                entity itself is not
                                designated in the account
                                title.)(5)
10.  Corporate account          The corporation
11.  Religious, charitable, or  The organization
     educational organization
     account
12.  Partnership                The partnership
13.  Association, club, or      The organization
     other tax-exempt
     organization
14.  A broker or registered     The broker or nominee
     nominee
15.  Account with the           The public entity
     Department of Agriculture
     in the name of a public
     entity (such as a State
     or local government,
     school district or
     prison) that receives
     agricultural program
     payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

If you do not have a taxpayer identification number, write "Applied For" in Part 1 of the Substitute Form W-9, sign and date the form and give it to the payer. If you write "Applied For" in Part 1, you must provide the payer with a taxpayer identification number within 60 days. Notwithstanding that "Applied For" is written in Part 1 and the Certification is completed, the payer will withhold 31% of all payments made prior to the time a properly certified TIN is provided.

CERTIFICATION

You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct taxpayer identification number to the payer, you must cross out Part 2 in the certification before signing the form.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A dealer in securities or commodities required to register in the United States or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a) of the Code.

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A foreign central bank of issue.

Exempt Payees Described Above Should File W-9 To Avoid Erroneous Backup Withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

PRIVACY ACT NOTICE -- Section 6109 of the Code requires recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers generally must withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to the payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                          YOUR TAX ADVISOR OR THE IRS